Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the “Company”), hereby constitutes and appoints Jeffrey R. Immelt, Jeffrey S. Bornstein, Alexander Dimitrief, Jan R. Hauser, Christoph A. Pereira, Aaron K. Briggs, Brian T. Sandstrom, A. Brandon Smith and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities: (i) to sign this Registration Statement under the Securities Act of 1933, as amended, on Form S-8, any amendments thereto, and all post-effective amendments and supplements to this Registration Statement for the registration of the Company’s securities; and (ii) to file this Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Exhibit 24.1

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 29th day of July, 2016.

/s/ Jeffrey R. Immelt	/s/ Susan J. Hockfield
Jeffrey R. Immelt	Susan J. Hockfield
Chairman of the Board and Chief Executive	Director
Officer (Principal Executive Officer and Director)

/s/ Jeffrey S. Bornstein	/s/ Andrea Jung
Jeffrey S. Bornstein	Andrea Jung
Senior Vice President and Chief Financial Officer	Director
(Principal Financial Officer)

/s/ Jan R. Hauser	/s/ Robert W. Lane
Jan R. Hauser	Robert W. Lane
Vice President, Controller and Chief Accounting	Director
Officer (Principal Accounting Officer)

/s/ Sébastien M. Bazin	/s/ Rochelle B. Lazarus
Sébastien M. Bazin	Rochelle B. Lazarus
Director	Director

/s/ W. Geoffrey Beattie	/s/ Lowell C. McAdam
W. Geoffrey Beattie	Lowell C. McAdam
Director	Director

/s/ John J. Brennan	/s/ James J. Mulva
John J. Brennan	James J. Mulva
Director	Director

/s/ Francisco D’Souza	/s/ James E. Rohr
Francisco D’Souza	James E. Rohr
Director	Director

/s/ Marijn E. Dekkers	/s/ Mary L. Schapiro
Marijn E. Dekkers	Mary L. Schapiro
Director	Director

/s/ Peter B. Henry	/s/ James S. Tisch
Peter B. Henry	James S. Tisch
Director	Director